Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2024 Results

LAS VEGAS, February 13, 2025 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the fourth quarter ended December 31, 2024.

Operating revenues were $1.84 billion for the fourth quarter of 2024, flat compared to operating revenues of $1.84 billion for the fourth quarter of 2023. Net income attributable to Wynn Resorts, Limited was $277.0 million for the fourth quarter of 2024, compared to net income attributable to Wynn Resorts, Limited of $729.2 million for the fourth quarter of 2023. Net income attributable to Wynn Resorts, Limited for the fourth quarter of 2023 included an income tax benefit of $474.2 million related to the release of valuation allowance on certain deferred tax assets. Diluted net income per share was $2.29 for the fourth quarter of 2024, compared to diluted net income per share of $6.19 for the fourth quarter of 2023. Adjusted Property EBITDAR(1) was $619.1 million for the fourth quarter of 2024, compared to Adjusted Property EBITDAR of $630.4 million for the fourth quarter of 2023.

"Our fourth quarter and full year results reflect continued strength throughout our business, setting another full-year record for Adjusted Property EBITDAR for the Company in 2024, with another annual record in Las Vegas," said Craig Billings, CEO of Wynn Resorts, Limited. "We delivered strong quarterly performance in Las Vegas on very tough comparables and drove healthy market share in Macau led by strength in both premium mass and VIP. In addition, construction of the Wynn Al Marjan Island project in the UAE continued to advance, and the thirty-fifth floor of the hotel tower was recently completed. We are confident the resort will be a 'must see' tourism destination in the UAE and will support strong long-term free cash flow growth. At the same time, during the fourth quarter, we continued to focus on the return of capital to shareholders through both a cash dividend and the repurchase of $200 million of our stock."

Consolidated Results
Operating revenues were $1.84 billion for the fourth quarter of 2024, flat compared to operating revenues of $1.84 billion for the fourth quarter of 2023. For the fourth quarter of 2024, operating revenues increased $38.6 million and $2.7 million at Wynn Palace and our Las Vegas Operations, respectively, and decreased $22.5 million and $4.5 million at Wynn Macau and Encore Boston Harbor, respectively, from the fourth quarter of 2023.

Net income attributable to Wynn Resorts, Limited was $277.0 million for the fourth quarter of 2024, compared to net income attributable to Wynn Resorts, Limited of $729.2 million for the fourth quarter of 2023. Net income attributable to Wynn Resorts, Limited for the fourth quarter of 2023 included an income tax benefit of $474.2 million related to the release of valuation allowance on certain deferred tax assets. Diluted net income per share was $2.29 for the fourth quarter of 2024, compared to diluted net income per share of $6.19 for the fourth quarter of 2023. Adjusted net income attributable to Wynn Resorts, Limited(2) was $263.3 million, or $2.42 per diluted share, for the fourth quarter of 2024, compared to adjusted net income attributable to Wynn Resorts, Limited of $213.7 million, or $1.91 per diluted share, for the fourth quarter of 2023.

Adjusted Property EBITDAR was $619.1 million for the fourth quarter of 2024, a decrease of $11.3 million compared to Adjusted Property EBITDAR of $630.4 million for the fourth quarter of 2023. For the fourth quarter of 2024, Adjusted Property EBITDAR increased $13.5 million at Wynn Palace, and decreased $17.7 million, $5.5 million, and $3.3 million at Wynn Macau, Encore Boston Harbor, and our Las Vegas Operations, respectively, from the fourth quarter of 2023.

Operating revenues were $7.13 billion for the year ended December 31, 2024, an increase of $596.1 million compared to operating revenues of $6.53 billion for the year ended December 31, 2023. For the year ended December 31, 2024, operating revenues increased $330.8 million, $251.1 million, and $91.3 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and decreased $8.6 million at Encore Boston Harbor, from the year ended December 31, 2023.

Net income attributable to Wynn Resorts, Limited was $501.1 million for the year ended December 31, 2024, compared to net income attributable to Wynn Resorts, Limited of $730.0 million for the year ended December 31, 2023. Net income attributable to Wynn Resorts, Limited for the fourth quarter of 2023 included an income tax benefit of $474.2 million related to the release of valuation allowance on certain deferred tax assets. Diluted net income per share was $4.35 for the year ended December 31, 2024, compared to diluted net income per share of $6.32 for the year ended December 31, 2023. Adjusted net income attributable to Wynn Resorts, Limited was $663.5 million, or $6.02 per diluted share, for the year ended December 31, 2024, compared to adjusted net income attributable to Wynn Resorts, Limited of $462.3 million, or $4.10 per diluted share, for the year ended December 31, 2023.

Adjusted Property EBITDAR was $2.36 billion for the year ended December 31, 2024, an increase of $250.0 million compared to Adjusted Property EBITDAR of $2.11 billion for the year ended December 31, 2023. For the year ended December 31, 2024, Adjusted Property EBITDAR increased $117.9 million, $103.8 million, and $0.5 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and decreased $10.3 million at Encore Boston Harbor, from the year ended December 31, 2023.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on March 5, 2025 to stockholders of record as of February 24, 2025.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $562.9 million for the fourth quarter of 2024, an increase of $38.6 million from $524.4 million for the fourth quarter of 2023. Adjusted Property EBITDAR from Wynn Palace was $184.6 million for the fourth quarter of 2024, compared to $171.1 million for the fourth quarter of 2023. Table games win percentage in mass market operations was 26.0%, above the 23.6% experienced in the fourth quarter of 2023. VIP table games win as a percentage of turnover was 3.51%, above the property's expected range of 3.1% to 3.4% and above the 2.97% experienced in the fourth quarter of 2023.

Wynn Macau
Operating revenues from Wynn Macau were $363.7 million for the fourth quarter of 2024, a decrease of $22.5 million from $386.2 million for the fourth quarter of 2023. Adjusted Property EBITDAR from Wynn Macau was $108.2 million for the fourth quarter of 2024, compared to $125.8 million for the fourth quarter of 2023. Table games win percentage in mass market operations was 17.9%, below the 19.1% experienced in the fourth quarter of 2023. VIP table games win as a percentage of turnover was 5.01%, above the property's expected range of 3.1% to 3.4% and above the 4.37% experienced in the fourth quarter of 2023.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $699.5 million for the fourth quarter of 2024, an increase of $2.7 million from $696.8 million for the fourth quarter of 2023. Adjusted Property EBITDAR from our Las Vegas Operations for the fourth quarter of 2024 was $267.4 million, compared to $270.8 million for the fourth quarter of 2023. Table games win percentage for the fourth quarter of 2024 was 30.9%, above the property's expected range of 22% to 26% and above the 25.4% experienced in the fourth quarter of 2023.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $212.7 million for the fourth quarter of 2024, a decrease of $4.5 million from $217.1 million for the fourth quarter of 2023. Adjusted Property EBITDAR from Encore Boston Harbor for the fourth quarter of 2024 was $58.8 million, compared to $64.4 million for the fourth quarter of 2023. Table games win percentage for the fourth quarter of 2024 was 20.7%, within the property's expected range of 18% to 22% and below the 22.0% experienced in the fourth quarter of 2023.

Wynn Al Marjan Island Development
During the fourth quarter of 2024, the Company contributed $99.0 million of cash into a 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $631.7 million. Wynn Al Marjan Island is currently expected to open in 2027.

Balance Sheet
Our cash and cash equivalents as of December 31, 2024 totaled $2.43 billion, comprised of $1.46 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $437.9 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $528.4 million held at Corporate and other. As of December 31, 2024, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $735.3 million and $353.8 million, respectively.

Total current and long-term debt outstanding at December 31, 2024 was $10.54 billion, comprised of $5.78 billion of Macau related debt, $3.29 billion of WRF debt, $874.2 million of Wynn Las Vegas debt, and $597.3 million of debt held by the retail joint venture which we consolidate.

Equity Repurchase Program

During the fourth quarter of 2024, the Company repurchased 2,143,666 shares of its common stock under its publicly announced equity repurchase program at an average price of $93.44 per share, for an aggregate cost of $200.3 million, bringing the total repurchases by the Company for the year ended December 31, 2024 to 4,349,779 shares of its common stock for an aggregate cost of $386.0 million. As of December 31, 2024, the Company had $813.0 million in repurchase authority remaining under the equity repurchase program.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on February 13, 2025 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before March 31, 2025, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended December 31, 2024 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, impairment of goodwill and intangible assets, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, impairment of goodwill and intangible assets, property charges and other expenses, change in derivatives fair value, loss on debt financing transactions, foreign currency remeasurement and other, and nonrecurring income tax benefit from release of valuation allowance, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating revenues:
Casino	$1,112,191	$1,065,958	$4,261,357	$3,718,402
Rooms	325,358	347,299	1,242,058	1,185,671
Food and beverage	258,178	271,558	1,069,117	1,028,637
Entertainment, retail and other	143,070	155,645	555,429	599,187
Total operating revenues	1,838,797	1,840,460	7,127,961	6,531,897
Operating expenses:
Casino	679,534	643,910	2,586,960	2,238,671
Rooms	84,368	82,857	330,359	307,132
Food and beverage	212,075	216,947	859,426	822,323
Entertainment, retail and other	59,542	79,402	249,679	340,437
General and administrative	272,303	279,484	1,080,475	1,065,022
Provision for credit losses	634	2,350	4,986	(3,964)
Pre-opening	3,305	2,646	9,355	9,468
Depreciation and amortization	151,284	176,527	658,895	687,270
Impairment of goodwill and intangible assets	—	—	—	94,490
Property charges and other	8,857	(1,388)	215,095	130,877
Total operating expenses	1,471,902	1,482,735	5,995,230	5,691,726
Operating income	366,895	357,725	1,132,731	840,171
Other income (expense):
Interest income	24,557	44,931	130,342	175,785
Interest expense, net of amounts capitalized	(163,488)	(184,955)	(688,410)	(751,509)
Change in derivatives fair value	50,398	48,353	42,478	45,098
Loss on debt financing transactions	(1,243)	—	(2,913)	(12,683)
Other	3,847	8,315	29,170	(11,479)
Other income (expense), net	(85,929)	(83,356)	(489,333)	(554,788)
Income before income taxes	280,966	274,369	643,398	285,383
Benefit (provision) for income taxes	41,394	499,408	(3,682)	496,834
Net income	322,360	773,777	639,716	782,217
Less: net income attributable to noncontrolling interests	(45,388)	(44,621)	(138,638)	(52,223)
Net income attributable to Wynn Resorts, Limited	$276,972	$729,156	$501,078	$729,994
Basic and diluted net income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$2.56	$6.53	$4.56	$6.49
Diluted	$2.29	$6.19	$4.35	$6.32
Weighted average common shares outstanding:
Basic	108,199	111,661	109,966	112,523
Diluted	108,652	112,033	110,267	112,855

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to Wynn Resorts, Limited	$276,972	$729,156	$501,078	$729,994
Pre-opening expenses	3,305	2,646	9,355	9,468
Impairment of goodwill and intangible assets	—	—	—	94,490
Property charges and other	8,857	(1,388)	215,095	130,877
Change in derivatives fair value	(50,398)	(48,353)	(42,478)	(45,098)
Loss on debt financing transactions	1,243	—	2,913	12,683
Foreign currency remeasurement and other	(3,847)	(8,315)	(29,170)	11,479
Income tax impact on adjustments	12,564	(1,033)	(7,784)	(2,088)
Nonrecurring income tax benefit from release of valuation allowance	—	(474,214)	—	(474,214)
Noncontrolling interests impact on adjustments	14,643	15,160	14,538	(5,243)
Adjusted net income attributable to Wynn Resorts, Limited	$263,339	$213,659	$663,547	$462,348
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$2.42	$1.91	$6.02	$4.10

Weighted average common shares outstanding - diluted	108,652	112,033	110,267	112,855

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended December 31, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$107,661	$67,874	$(14,718)	$160,817	$160,689	$(2,088)	$47,477	$366,895
Pre-opening expenses	17	690	—	707	288	—	2,310	3,305
Depreciation and amortization	53,308	19,963	398	73,669	61,389	12,952	3,274	151,284
Property charges and other	2,189	4,847	16	7,052	1,563	86	156	8,857
Management and license fees	17,931	11,273	—	29,204	33,521	10,353	(73,078)	—
Corporate expenses and other	2,256	2,227	13,151	17,634	8,211	1,802	10,790	38,437
Stock-based compensation	1,236	1,287	1,153	3,676	1,786	290	9,071	14,823
Triple-net operating lease rent expense	—	—	—	—	—	35,449	—	35,449
Adjusted Property EBITDAR	$184,598	$108,161	$—	$292,759	$267,447	$58,844	$—	$619,050

	Three Months Ended December 31, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$95,071	$90,545	$(15,860)	$169,756	$167,080	$(15,865)	$36,754	$357,725
Pre-opening expenses	93	—	—	93	—	33	2,520	2,646
Depreciation and amortization	54,502	20,165	381	75,048	60,730	31,220	9,529	176,527
Property charges and other	451	(676)	4	(221)	389	710	(2,266)	(1,388)
Management and license fees	16,782	12,029	—	28,811	33,387	10,665	(72,863)	—
Corporate expenses and other	2,733	2,175	14,397	19,305	7,369	1,824	15,590	44,088
Stock-based compensation	1,501	1,579	1,078	4,158	1,830	402	8,986	15,376
Triple-net operating lease rent expense	—	—	—	—	—	35,404	—	35,404
Adjusted Property EBITDAR	$171,133	$125,817	$—	$296,950	$270,785	$64,393	$(1,750)	$630,378

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Year Ended December 31, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$414,919	$296,392	$(39,029)	$672,282	$403,836	$(32,935)	$89,548	$1,132,731
Pre-opening expenses	17	690	—	707	1,908	649	6,091	9,355
Depreciation and amortization	219,729	79,700	1,563	300,992	243,089	88,794	26,020	658,895
Property charges and other	14,760	5,558	140	20,458	134,105	(1,529)	62,061	215,095
Management and license fees	70,913	45,561	—	116,474	122,054	41,836	(280,364)	—
Corporate expenses and other	8,713	8,815	32,958	50,486	32,141	7,288	58,321	148,236
Stock-based compensation	4,659	5,136	4,368	14,163	9,629	1,449	33,788	59,029
Triple-net operating lease rent expense	—	—	—	—	—	141,576	—	141,576
Adjusted Property EBITDAR	$733,710	$441,852	$—	$1,175,562	$946,762	$247,128	$(4,535)	$2,364,917

	Year Ended December 31, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$307,698	$190,126	$(32,157)	$465,667	$551,128	$(60,887)	$(115,737)	$840,171
Pre-opening expenses	93	—	—	93	81	1,286	8,008	9,468
Depreciation and amortization	216,562	81,673	1,522	299,757	232,685	122,452	32,376	687,270
Impairment of goodwill and intangible assets	—	—	—	—	—	—	94,490	94,490
Property charges and other	13,365	9,807	19	23,191	8,863	1,419	97,404	130,877
Management and license fees	60,377	38,019	—	98,396	118,019	42,179	(258,594)	—
Corporate expenses and other	10,208	9,766	26,431	46,405	28,519	7,517	63,989	146,430
Stock-based compensation	7,543	8,700	4,185	20,428	6,948	1,721	35,418	64,515
Triple-net operating lease rent expense	—	—	—	—	—	141,722	—	141,722
Adjusted Property EBITDAR	$615,846	$338,091	$—	$953,937	$946,243	$257,409	$(42,646)	$2,114,943

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to Wynn Resorts, Limited	$276,972	$729,156	$501,078	$729,994
Net income attributable to noncontrolling interests	45,388	44,621	138,638	52,223
Pre-opening expenses	3,305	2,646	9,355	9,468
Depreciation and amortization	151,284	176,527	658,895	687,270
Impairment of goodwill and intangible assets	—	—	—	94,490
Property charges and other	8,857	(1,388)	215,095	130,877
Triple-net operating lease rent expense	35,449	35,404	141,576	141,722
Corporate expenses and other	38,437	44,088	148,236	146,430
Stock-based compensation	14,823	15,376	59,029	64,515
Interest income	(24,557)	(44,931)	(130,342)	(175,785)
Interest expense, net of amounts capitalized	163,488	184,955	688,410	751,509
Change in derivatives fair value	(50,398)	(48,353)	(42,478)	(45,098)
Loss on debt financing transactions	1,243	—	2,913	12,683
Other	(3,847)	(8,315)	(29,170)	11,479
(Benefit) provision for income taxes	(41,394)	(499,408)	3,682	(496,834)
Adjusted Property EBITDAR	$619,050	$630,378	$2,364,917	$2,114,943

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Percent Change	2024	2023	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$458,816	$417,273	10.0	$1,795,604	$1,471,280	22.0
Rooms	49,649	50,472	(1.6)	202,936	201,783	0.6
Food and beverage	31,993	29,538	8.3	125,398	104,566	19.9
Entertainment, retail and other	22,473	27,075	(17.0)	93,733	109,215	(14.2)
Total	$562,931	$524,358	7.4	$2,217,671	$1,886,844	17.5

Adjusted Property EBITDAR (6)	$184,598	$171,133	7.9	$733,710	$615,846	19.1

Casino Statistics:
VIP:
Average number of table games	56	59	(5.1)	57	56	1.8
VIP turnover	$3,060,994	$3,161,083	(3.2)	$12,991,235	$11,363,248	14.3
VIP table games win (1)	$107,438	$93,892	14.4	$449,461	$383,384	17.2
VIP table games win as a % of turnover	3.51%	2.97%		3.46%	3.37%
Table games win per unit per day	$20,935	$17,381	20.4	$21,495	$18,744	14.7
Mass market:
Average number of table games	246	245	0.4	245	242	1.2
Table drop (2)	$1,678,073	$1,711,850	(2.0)	$6,893,092	$6,126,841	12.5
Table games win (1)	$435,465	$404,468	7.7	$1,686,503	$1,373,436	22.8
Table games win %	26.0%	23.6%		24.5%	22.4%
Table games win per unit per day	$19,214	$17,934	7.1	$18,770	$15,574	20.5
Average number of slot machines	634	585	8.4	603	580	4.0
Slot machine handle	$704,360	$624,688	12.8	$2,519,983	$2,385,033	5.7
Slot machine win (3)	$25,698	$27,580	(6.8)	$109,488	$102,816	6.5
Slot machine win per unit per day	$440	$512	(14.1)	$496	$486	2.1
Poker rake	$—	$—	NM	$736	$—	NM
Room statistics:
Occupancy	98.4%	98.3%		98.6%	94.9%
ADR (4)	$296	$311	(4.8)	$310	$323	(4.0)
REVPAR (5)	$291	$306	(4.9)	$306	$306	—
NM - Not meaningful.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Percent Change	2024	2023	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$306,500	$320,642	(4.4)	$1,230,351	$970,269	26.8
Rooms	24,515	29,534	(17.0)	100,631	109,308	(7.9)
Food and beverage	20,233	20,762	(2.5)	80,779	68,017	18.8
Entertainment, retail and other	12,428	15,261	(18.6)	52,885	65,940	(19.8)
Total	$363,676	$386,199	(5.8)	$1,464,646	$1,213,534	20.7

Adjusted Property EBITDAR (6)	$108,161	$125,817	(14.0)	$441,852	$338,091	30.7

Casino Statistics:
VIP:
Average number of table games	31	30	3.3	30	41	(26.8)
VIP turnover	$1,092,611	$1,405,523	(22.3)	$5,047,888	$5,132,628	(1.7)
VIP table games win (1)	$54,730	$61,362	(10.8)	$177,435	$191,936	(7.6)
VIP table games win as a % of turnover	5.01%	4.37%		3.52%	3.74%
Table games win per unit per day	$19,237	$22,233	(13.5)	$16,084	$12,699	26.7
Mass market:
Average number of table games	220	221	(0.5)	221	216	2.3
Table drop (2)	$1,543,261	$1,558,372	(1.0)	$6,344,794	$5,155,929	23.1
Table games win (1)	$276,817	$297,671	(7.0)	$1,164,012	$910,825	27.8
Table games win %	17.9%	19.1%		18.3%	17.7%
Table games win per unit per day	$13,668	$14,655	(6.7)	$14,367	$11,560	24.3
Average number of slot machines	639	557	14.7	615	530	16.0
Slot machine handle	$785,967	$652,498	20.5	$3,133,488	$2,212,196	41.6
Slot machine win (3)	$26,426	$20,775	27.2	$103,030	$68,667	50.0
Slot machine win per unit per day	$449	$405	10.9	$458	$355	29.0
Poker rake	$3,444	$4,460	(22.8)	$15,275	$18,266	(16.4)
Room statistics:
Occupancy	99.4%	99.4%		99.3%	96.5%
ADR (4)	$240	$282	(14.9)	$248	$281	(11.7)
REVPAR (5)	$238	$281	(15.3)	$246	$271	(9.2)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Percent Change	2024	2023	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$190,065	$167,579	13.4	$600,088	$628,185	(4.5)
Rooms	228,589	242,993	(5.9)	845,660	784,385	7.8
Food and beverage	184,734	199,706	(7.5)	778,538	770,401	1.1
Entertainment, retail and other	96,151	86,526	11.1	347,627	297,635	16.8
Total	$699,539	$696,804	0.4	$2,571,913	$2,480,606	3.7

Adjusted Property EBITDAR (6)	$267,447	$270,785	(1.2)	$946,762	$946,243	0.1

Casino Statistics:
Average number of table games	226	232	(2.6)	232	233	(0.4)
Table drop (2)	$655,038	$657,564	(0.4)	$2,376,473	$2,425,621	(2.0)
Table games win (1)	$202,326	$167,106	21.1	$611,663	$599,001	2.1
Table games win %	30.9%	25.4%		25.7%	24.7%
Table games win per unit per day	$9,729	$7,816	24.5	$7,200	$7,038	2.3
Average number of slot machines	1,599	1,631	(2.0)	1,609	1,645	(2.2)
Slot machine handle	$1,912,711	$1,689,839	13.2	$6,752,952	$6,423,374	5.1
Slot machine win (3)	$123,609	$125,950	(1.9)	$446,152	$451,833	(1.3)
Slot machine win per unit per day	$840	$840	—	$758	$752	0.8
Poker rake	$7,948	$9,477	(16.1)	$24,599	$25,720	(4.4)
Room statistics:
Occupancy	88.1%	88.9%		89.0%	89.6%
ADR (4)	$598	$631	(5.2)	$555	$513	8.2
REVPAR (5)	$527	$561	(6.1)	$494	$459	7.6

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Percent Change	2024	2023	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$156,810	$160,464	(2.3)	$635,314	$648,668	(2.1)
Rooms	22,605	24,300	(7.0)	92,831	90,195	2.9
Food and beverage	21,218	21,552	(1.5)	84,402	85,653	(1.5)
Entertainment, retail and other	12,018	10,829	11.0	44,617	41,270	8.1
Total	$212,651	$217,145	(2.1)	$857,164	$865,786	(1.0)

Adjusted Property EBITDAR (6)	$58,844	$64,393	(8.6)	$247,128	$257,409	(4.0)

Casino Statistics:
Average number of table games	172	185	(7.0)	180	191	(5.8)
Table drop (2)	$337,570	$358,324	(5.8)	$1,410,319	$1,422,416	(0.9)
Table games win (1)	$69,873	$78,720	(11.2)	$297,369	$308,890	(3.7)
Table games win %	20.7%	22.0%		21.1%	21.7%
Table games win per unit per day	$4,412	$4,621	(4.5)	$4,519	$4,429	2.0
Average number of slot machines	2,694	2,560	5.2	2,633	2,550	3.3
Slot machine handle	$1,402,942	$1,323,309	6.0	$5,604,462	$5,256,696	6.6
Slot machine win (3)	$108,379	$105,061	3.2	$424,152	$421,190	0.7
Slot machine win per unit per day	$437	$446	(2.0)	$440	$452	(2.7)
Poker rake	$5,328	$5,389	(1.1)	$21,750	$21,505	1.1
Room statistics:
Occupancy	91.1%	93.3%		93.6%	93.0%
ADR (4)	$416	$424	(1.9)	$412	$398	3.5
REVPAR (5)	$379	$395	(4.1)	$385	$370	4.1
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lauren Seiler
702-770-7555
investorrelations@wynnresorts.com